Exhibit 10.15

DIRECTOR AND OFFICER

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (“Agreement”) is made as of December 21, 2012, by and between NEWPAGE CORPORATION, a Delaware corporation (“Company”), and JAY A. EPSTEIN (“Indemnitee”). The Company and Indemnitee agree as follows:

1. Background and Purpose. The Company and its affiliates desire to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as directors and officers of the Company and its affiliates and to indemnify its and its affiliates’ directors and officers so as to provide them with the maximum protection permitted by law. The Company and Indemnitee recognize the substantial increase in corporate litigation in general, subjecting directors and officers to expensive litigation risks at the same time that the availability and coverage of liability insurance has been limited. Accordingly, the Company has determined that it is reasonable, prudent and necessary for the Company, on its own behalf and on behalf of its affiliates, to obligate itself contractually to indemnify its and its affiliates’ directors and certain of its and its affiliates’ officers to the fullest extent permitted by applicable law so that they will serve and continue to serve the Company and its affiliates free from undue concern that they will not be so indemnified. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company and its affiliates on the condition that Indemnitee is so indemnified.

2. Right to Indemnification. The Company will indemnify and hold harmless Indemnitee to the fullest extent authorized by the laws of the state of Delaware, as they currently exist or may subsequently be amended (but, in the case of an amendment, only to the extent that the amendment permits the Company to provide broader indemnification rights than the law permitted the Company to provide prior to the amendment) (“Delaware Law”), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) (“Losses”) reasonably incurred or suffered by Indemnitee in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative and whether made, instituted or conducted by the Company or any other person or entity, to which Indemnitee is made a party or is threatened to be made a party to or is otherwise involved in, including an Indemnity Action defined below (each a “Proceeding”), by reason of the fact that Indemnitee is or was a director or an officer of the Company or is or was serving at the request of the Company as a director, officer, manager, employee or agent of NewPage Holdings Inc., NewPage Investment Company LLC, or any other corporation or limited liability company or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan, whether the basis of the Proceeding is alleged action in an official capacity as a director, officer, manager, employee or agent or in any other capacity while serving as a director, officer, manager employee or agent, but only if and to the extent that the Losses for which Indemnitee seeks indemnification relate to actions or events arising or occurring on or after September 7, 2011.

3. Right to Advancement of Expenses. The right to indemnification conferred in Section 2 will include Indemnitee’s right to be paid by the Company the expenses (including attorneys’ fees) incurred in defending a Proceeding in advance of its final disposition (“Expenses”), except that, if Delaware Law so requires, Expenses incurred by Indemnitee in Indemnitee’s capacity as a director or officer of the Company (and not in any other capacity in which service was or is rendered by Indemnitee, including service to an employee benefit plan) will be made only upon delivery to the Company of an undertaking by or on behalf of Indemnitee to repay all Expenses so advanced if it is ultimately determined by final judicial decision from which there is no further right to appeal (“Final Adjudication”) that Indemnitee is not entitled to be indemnified for the those Expenses under this Section 3 or otherwise (“Undertaking”). Indemnitee will not be required to post any bond or provide any other security with respect to an Undertaking.

4. Right to Bring Suit.

(a) Claims. If a claim for Expenses is not paid in full by the Company within 20 days after the claim has been received by the Company, or if any other written claim under Section 2 or Section 3 is not paid in full by the Company within 30 days after the claim has been received by the Company, Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim (an “Indemnity Action”). To the fullest extent permitted by Delaware Law, if successful in whole or in part in an Indemnity Action, or in a suit brought by the Company to recover Expenses advanced pursuant to an Undertaking (a “Recovery Action”), Indemnitee will be entitled to be paid also the expense of prosecuting or defending the Indemnity Action or Recovery Action.

(b) Indemnity and Recovery Actions. In any Indemnity Action (but not in an Indemnity Action brought to enforce a right to recover Expenses), it will be a defense that Indemnitee has not met any applicable standard for indemnification under Delaware Law. In any suit brought by the Company to recover Expenses pursuant to an Undertaking, the Company will be entitled to recover the Expenses advanced upon a Final Adjudication that Indemnitee has not met any applicable standard for indemnification under Delaware Law. Neither the failure of the Company (including its directors who are not parties to the Indemnity Action or the Recovery Action, a committee of those directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of that action that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct under Delaware Law, nor an actual determination by the Company (including its directors who are not parties to the Indemnity Action or the Recovery Action, a committee of those directors, independent legal counsel or stockholders) that Indemnitee has not met the applicable standard of conduct under Delaware Law, will create a presumption that Indemnitee has not met the applicable standard of conduct under Delaware Law or, in the case of an Indemnity Action, be a defense to that Indemnity Action. The termination of any Proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any applicable standard of conduct or that indemnification hereunder is otherwise not permitted.

(c) Burden of Proof. The Company will have the burden of proving that Indemnitee is not entitled to be indemnified or to advancement or recovery of Expenses under this Agreement or otherwise in any Indemnity Action or other suit brought by Indemnitee to enforce a right to indemnification or to advancement or recovery of Expenses under this Agreement, or a Recovery Action brought by the Company.

5. Nature of Rights. The right to indemnification and to advancement and recovery of Expenses conferred in this Agreement will not be exclusive of any other right that Indemnitee may have or subsequently acquire under any statute, provision of the Certificate of Incorporation or Bylaws of the Company or the organizational documents of any of the Company’s affiliates, agreement, vote of stockholders or directors, or otherwise.

The right to indemnification and to advancement and recovery of Expenses conferred in this Agreement are contract rights that will continue as to Indemnitee once Indemnitee has ceased to be a director, officer, manager, employee or agent of or at the request of the Company, and will inure to the benefit of Indemnitee’s heirs, personal representatives and assigns. Notwithstanding the foregoing, the Company agrees that it is the indemnitor of first resort, i.e., its obligations to the Indemnitee are primary and the obligation of any other person or entity with which Indemnitee is affiliated (or any of that person’s or entity’s affiliates) other than the Company or its insurers (collectively, “Affiliates”) to provide advancement or indemnification for the same Losses incurred by Indemnitee are secondary. If any Affiliate pays or causes to be paid, for any reason, any amounts otherwise indemnifiable under this Agreement or under any other indemnification agreement (whether pursuant to contract, bylaws or charter) with Indemnitee, then (i) that Affiliate will be fully subrogated to all rights of Indemnitee with respect to such payment, and (ii) the Company shall reimburse that Affiliate for the payments actually made, to the extent indemnifiable under this Agreement.

6. Partial Indemnification. If Indemnitee is entitled to indemnification by the Company for a portion, but not all, of the Losses actually or reasonably incurred by Indemnitee in the investigation, defense, appeal or settlement of an Action, the Company will indemnify Indemnitee for the portion of the Losses to which Indemnitee is entitled.

7. Right to Defend Claims. The Indemnitee may, at his own expense, retain separate counsel to participate in the defense of any Proceeding, and in any Proceeding in which the Company, on the one hand, and the Indemnitee, on the other hand, is, or is reasonably likely to become, a party, the Indemnitee shall have the right to employ separate counsel at the expense of the Company and to control his own defense of such Proceeding if, in the reasonable opinion of counsel to the Indemnitee, a conflict or potential conflict exists between the Company, on the one hand, and the Indemnitee, on the other hand, that would make such separate representation advisable. The Company agrees that it will not, without the prior written consent of the Indemnitee, settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding relating to the matters contemplated hereby (if the Indemnitee is a party thereto or has been threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Indemnitee from all liability arising or that may arise out of such Proceeding.

8. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that, in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company may be required in the future to submit for determination by the appropriate regulatory agency the question of whether the Company’s obligation to indemnify Indemnitee is barred as a matter of public policy. Nothing in this Agreement is intended to require or will be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement will not constitute a breach of this Agreement; it being understood that, in such event, the Company’s obligations shall nevertheless remain outstanding to the fullest extent permitted by applicable law.

9. Interpretation. For purposes of this Agreement, (1) references to “the Company” include, in addition to the resulting entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, managers, employees or agents, so that any person who is or was a director, officer, manager, employee or agent of that constituent entity, or is or was serving at the request of that constituent entity as a director, officer, manager, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, will stand in the same position under this Agreement with respect to the resulting or surviving entity as he or she would have with respect to that constituent entity if its separate existence had continued; (2) references to “other enterprises” include employee benefit plans; (3) references to “fines” include any excise taxes assessed on a person with respect to an employee benefit plan; (4) references to “serving at the request of the Company” include service as a director, officer, employee or agent of the Company that imposes duties on, or involves services by, that director, officer, employee or agent with respect to any other entity or an employee benefit plan, its participants or beneficiaries; and (5) “including” means including without limitation. In light of the considerations referred to in Section 1 of this Agreement, it is the Company’s intention and desire that the provisions of this Agreement be construed liberally, subject to their express terms, to maximize the protections to be provided to the Indemnitee hereunder.

10. Notices. All notices, requests, demands and other communications under this Agreement (including any claim pursuant to Section 2 or 3) must be in writing, will be deemed given when actually received, and may be delivered by overnight courier, by personal delivery, by certified or registered mail (if within the United States), electronic mail, or facsimile transmission. Receipt of electronic mail should be provided confirmed by telephone. Addresses for other forms of transmission to either party are as follows (or at such other address as either party may notify the other).

If to the Company:

NewPage Corporation

8540 Gander Creek Drive

Miamisburg, OH 45342

Attention: General Counsel

Telephone No.: 937-242-9339

Facsimile No.: 937-242-9459

Email: doug.cooper@newpagecorp.com

If to Indemnitee: Jay A. Epstein 3895 Breeders Cup Court Mason, OH 45040 Telephone No.: 937-203-9337 Email: jepste2@yahoo.com

11. Miscellaneous.

(a) Counterparts. This Agreement may be executed in multiple counterparts, each of which will constitute an original.

(b) Binding Effect; Successors and Assigns. This Agreement is binding upon the Company and its successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), and will inure to the benefit of Indemnitee and Indemnitee’s heirs, legal representatives and assigns. The Company will require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all or substantially all of its business or assets expressly to assume and agree to perform this Agreement in the same manner and to the same extent that it would be required to perform if no succession had taken place.

(c) Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consents to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any Action that arises out of or relates to this Agreement and agrees that any Action instituted under this Agreement may be brought only in the state courts of the State of Delaware.

(d) Choice of Law. This Agreement will be governed by and its provisions construed in accordance with Delaware Law, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

(e) Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, that provision will be deemed severable and the remaining provisions of this Agreement will remain enforceable to the fullest extent permitted by law. To the fullest extent possible, the provisions of this Agreement (including each portion of this Agreement containing a provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) will be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(f) Subrogation. The Company will be subrogated to the extent of any payment under this Agreement to all of the rights of recovery of Indemnitee, who will execute all documents required and will do all acts that may be necessary to secure those rights and to enable the Company effectively to bring an Action to enforce those rights.

(g) Continuation of Indemnification. The indemnification and advancement and recovery of Expenses provided by this Agreement will, unless otherwise provided when authorized or ratified, continue as to Indemnitee after Indemnitee has ceased to be a director, officer, manager, employee or agent and will inure to the benefit of Indemnitee’s heirs, executors, administrators and personal representatives.

(h) Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement will be effective unless in writing signed by both parties.

(i) Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter of this Agreement.

(j) No Right to Employment. Nothing in this Agreement will be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries or affiliated entities.

The parties have caused this Agreement to be executed and delivered as of the date shown above.

Company:		Indemnitee:

NEWPAGE CORPORATION

By:	/s/ George F. Martin	/s/ Jay A. Epstein
Name: George F. Martin		Name: Jay A. Epstein
Title: President and Chief Executive Officer